Exhibit 99.1
PROPOSAL TWO — AMENDMENT OF 2008 STOCK INCENTIVE PLAN
     Our 2008 Stock Incentive Plan (the “2008 Plan”) was adopted by our board of directors in March 2008 and approved by our stockholders in June 2008. The board of directors adopted an amendment to the 2008 Plan on March 15, 2011, to (i) increase the number of shares authorized to be issued pursuant to awards granted under the 2008 Plan from 3,700,000 to 6,000,000 and (ii) adjust the amount that any full-value award will be counted against the number of shares available for issuance under the plan from 1.57 to 1.4 for each share of common stock subject to such full-value award.
     As of April 15, 2011, options to purchase 2,763,550 shares of common stock were outstanding under the 2008 Plan, 14,815 shares have been issued in exchange for services provided to us by consultants or issued to non-employee directors in lieu of the payment of cash board fees, and an additional 921,635 shares were reserved for future awards. If stockholders approve the amendment to the 2008 Plan, we will have an additional 2,300,000 shares of common stock available for future issuance under the 2008 Plan.
     The only equity compensation plans from which we may issue shares are our 1995 Employee Stock Purchase Plan and our 2008 Plan. The following table summarizes information regarding all of our outstanding equity awards and shares available for future awards under all of our equity plans as of April 15, 2011.

April 15, 2011*
Total shares of common stock underlying all outstanding options	5,009,979
Weighted-average exercise price of outstanding options	$6.47
Weighted-average remaining contractual life of outstanding options (in years)	7.0
Total shares available for future awards	921,635

*	Excludes shares available through our 1995 Employee Stock Purchase Plan.
     Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the board of directors believes adoption of the amendment to the 2008 Plan is in the best interests of our company and our stockholders and recommends that stockholders vote FOR the approval of the amendment to the 2008 Plan.
Description of the 2008 Plan
     The following is a brief summary of the 2008 Plan.
Types of Awards
     The 2008 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which are collectively referred to as awards.
     Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our company). Options may not be granted for a term in excess of ten years. The 2008 Plan permits the following forms of payment of the exercise price of options:
•	payment by cash, check, wire transfer or in connection with a “cashless exercise” through a broker,

•	subject to certain conditions, surrender to us of shares of common stock,

•	subject to certain conditions, delivery to us of a promissory note,

•	any other lawful means, or

•	any combination of these forms of payment.
     Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.
     Restricted Stock Awards. Restricted Stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.
     Restricted Stock Unit Awards. Restricted Stock Unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the board of directors.
     Other Stock-Based Awards. Under the 2008 Plan, the board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future.
     Performance Conditions. The compensation committee may determine, at the time of grant, that a Restricted Stock award, Restricted Stock Unit award or Other Stock-Based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (l) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the compensation committee; and (iii) will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

     We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect our company.
Transferability of Awards
     Except as the board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, awards are exercisable only by the Participant.
Eligibility to Receive Awards
     Employees, officers, directors, consultants and advisors of our company and its subsidiaries are eligible to be granted awards under the 2008 Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries.
     The maximum number of shares with respect to which awards may be granted to any participant under the 2008 Plan may not exceed 500,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.
Share Counting
     An aggregate of 3,700,000 shares are currently authorized for issuance under the 2008 Plan (subject to adjustments for stock splits and the like). Any award that is not a “full-value award” is counted against the number of shares authorized for issuance under the 2008 Plan as one share for each share of common stock subject to such award and any award that is a “full-value award” is currently counted against the number of shares authorized for issuance under the 2008 Plan as 1.57 shares for each one share of common stock subject to such full-value award. “Full-value award” means any restricted stock award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant.
     For purposes of counting the number of shares available for the grant of awards under the 2008 Plan:
• all shares of common stock covered by independent SARs will be counted against the number of shares available for the grant of awards, except with respect to independent SARs that may be settled in cash only;
• if any award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to the award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any shares of common stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused shares of common stock covered by the award will again be available for the future grant of awards, except that share counting with respect to incentive stock options will be subject to any limitations under the Code and with respect to independent SARs the full number of shares subject to any stock-settled SAR will be counted against the shares available under the 2008 Plan regardless of the number of shares actually used to settle the SAR upon exercise;
• shares of common stock tendered to us by a participant in the 2008 Plan to purchase shares of common stock upon the exercise of an award or to satisfy tax withholding obligations, including shares retained from the award creating the tax obligation, will not be added back to the number of shares available for the future grant of awards;
• to the extent a share that was subject to an award that counted as one share is returned each applicable share reserve will be credited with one share and to the extent that a share that was subject to an award that counts as 1.57 shares is returned to the 2008 Plan, each applicable share reserve will be credited with 1.57 shares; and
• shares of common stock repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future award grants.
     If adopted by stockholders, the amendment to the 2008 Plan would increase the number of shares authorized for issuance under the 2008 Plan from 3,700,000 to 6,000,000 and set a 1.4 ratio for counting full-value award shares against the number of shares authorized for issuance under the 2008 Plan in place of the 1.57 ratio.
Plan Benefits
     As of March 31, 2011, approximately 44 persons were eligible to receive awards under the 2008 Plan, including our four named executive officers and eight non-employee directors. The granting of awards under the 2008 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
     On March 31, 2011, the last reported sale price of our common stock on the NASDAQ Global Market was $2.64.
Administration
     The 2008 Plan is administered by the board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret the provisions of the 2008 Plan. Pursuant to the terms of the 2008 Plan, the board of directors may delegate authority under the 2008 Plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the compensation committee to administer certain aspects of the 2008 Plan, including the granting of options to executive officers.
     Subject to any applicable limitations contained in the 2008 Plan, the board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines
• the number of shares of common stock covered by options and the dates upon which such options become exercisable,
• the exercise price of options,
• the duration of options (which may not exceed 10 years), and
• the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.
     The board of directors is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2008 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:
• any merger or consolidation of our company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled; or
• any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

• any liquidation or dissolution of our company.
     In connection with a reorganization event, the board of directors or the compensation committee will take any one or more of the following actions as to all or any outstanding awards on such terms as the board or the committee determines:
• provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
• upon written notice, provide that all unexercised options or other unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice;
• provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event;
• in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “acquisition price”), make or provide for a cash payment to an award holder equal to (A) the acquisition price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the acquisition price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;
• provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and
• any combination of the foregoing.
     The board of directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
     If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2008 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.
Substitute Options
     In connection with a merger or consolidation of an entity with our company or the acquisition by us of property or stock of an entity, the board of directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms as the board of directors deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2008 Plan. Substitute options will not count against the shares reserved for issuance under the 2008 Plan, except as may be required by the Code.
No Repricings without Stockholder Approval
     Other than in connection with a stock split or similar change in the number of outstanding shares, the 2008 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.
Amendment or Termination
     No award may be made under the 2008 Plan after March 17, 2018 but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2008 Plan;

provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to the Plan.
     If stockholders do not approve the amendment of the 2008 Plan, the amendment will not go into effect. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.
Federal Income Tax Consequences
The following is a general summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2008 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the board of directors, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
     A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Non-statutory Stock Options
     A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights
     A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards
     A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units
     A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards
     The tax consequences associated with any other stock-based award granted under the 2008 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Us
     There will be no tax consequences to our company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.